UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2024

AMERICAN HOMES 4 RENT

AMERICAN HOMES 4 RENT, L.P.

(Exact name of registrant as specified in its charter)

American Homes 4 Rent	Maryland	001-36013	46-1229660
American Homes 4 Rent, L.P.	Delaware	333-221878-02	80-0860173
	(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 Pilot Road

Las Vegas, Nevada 89119

(Address of principal executive offices) (Zip Code)

(805) 413-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Class A common shares of beneficial interest, $.01 par value	AMH	New York Stock Exchange
Series G perpetual preferred shares of beneficial interest, $.01 par value	AMH-G	New York Stock Exchange
Series H perpetual preferred shares of beneficial interest, $.01 par value	AMH-H	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Financing Arrangements

On July 16, 2024, American Homes 4 Rent, L.P. (“Borrower”), the operating partnership of American Homes 4 Rent (the “REIT”), and the REIT, entered into a Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent (the “Agent”), the financial institutions party thereto as lenders (the “Lenders”) and other agents party thereto. The Credit Agreement provides for an unsecured revolving credit facility in an aggregate principal amount available to be borrowed of up to $1.25 billion (the “Revolving Credit Facility”). The Credit Agreement replaces the Borrower’s existing Amended and Restated Credit Agreement, dated as of April 15, 2021, among the Borrower, the REIT, Wells Fargo Bank, National Association, as administrative, and the financial institutions party thereto as lenders and agents party thereto (the “Existing Credit Agreement”), which provided for a $1.25 billion revolving credit facility scheduled to terminate on April 15, 2025.

Borrowings under the Revolving Credit Facility incur interest at a per annum rate equal to, at the Borrower’s election, either a daily or Term SOFR rate plus a 0.10% spread adjustment and a margin ranging from 0.725% to 1.40% or a base rate (determined according to the greater of a prime rate, federal funds rate plus 0.5% or the daily SOFR plus 1.10%) plus a margin ranging from 0.00% to 0.40%. In each case, the actual margin is determined according to the REIT’s senior unsecured long term indebtedness credit rating with Standard & Poor’s, Moody’s or Fitch in effect from time to time (the “Credit Ratings”). A facility fee, at a rate ranging from 0.125% to 0.30% per annum, applies to the aggregate commitments under the Revolving Credit Facility, regardless of whether utilized, with such facility fee is determined according to the REIT’s Credit Ratings. The Credit Agreement also includes a sustainability component whereby the Revolving Credit Facility pricing can adjust upon the REIT’s achievement of certain sustainability metrics.

The Revolving Credit Facility has an initial termination date of July 16, 2028, but may be extended by the Borrower for up to one year through the exercise of two six-month extension options, in each case, subject to certain customary conditions and the payment of an extension fee of 0.0625% of the aggregate amount of the then outstanding Revolving Credit Facility commitments.

No subsidiaries of the Borrower are required to provide guaranties under the Credit Agreement, other than certain subsidiaries that either (1) become obligated in respect of other recourse indebtedness of the Borrower, the REIT, or any subsidiary of the Borrower or (2) directly or indirectly own certain unencumbered properties and become obligated in respect of recourse indebtedness.

The Credit Agreement contains customary affirmative and negative covenants that, among other things, require customary reporting obligations, contain obligations for the REIT to maintain its REIT status, and restrict, subject to certain exceptions, the ability of Borrower, the REIT, and the Borrower’s subsidiaries to enter into mergers, consolidations, sales of assets and similar transactions, the making of dividends and other distributions and the consummation of transactions with affiliates. In addition, Borrower will be subject to the following financial maintenance covenants: (1) maximum ratio of total indebtedness to total asset value of 60%, subject to a temporary increase of such level to 65% for up to four calendar quarters following a material acquisition, (2) minimum ratio of EBITDA to fixed charges of 1.50 to 1.00, (3) maximum ratio of secured indebtedness to total asset value of 40%, subject to a temporary increase of such level to 45% for up to four calendar quarters following a material acquisition, (4) maximum ratio of unsecured indebtedness to unencumbered asset value (determined with respect to a pool of unencumbered properties satisfying criteria specified in the Credit Agreement) of 60%, subject to a temporary increase of such level to 65% for up to four calendar quarters following a material acquisition, and (5) minimum ratio of net operating income of certain unencumbered properties to unsecured interest expense of 1.75 to 1.00.

The Credit Agreement contains events of default relating to customary matters, including, among other things, payment defaults, covenant defaults, acceleration of other material indebtedness, bankruptcy events, judgment defaults and change of control events. The occurrence of an event of default will limit the ability of the Borrower to make distributions and may result in the termination of the Revolving Credit Facility, acceleration of all loan and other outstanding payment obligations and the exercise of other remedies by the Lenders.

The foregoing description does not purport to be a complete description and is qualified in its entirety by reference to the Credit Agreement, which is filed herewith as Exhibit 10.1, and incorporated herein by reference.

From time to time, the REIT and the Borrower have had customary commercial and/or investment banking relationships with Wells Fargo Bank, National Association and/or certain of its affiliates.

Item 1.02.	Termination of a Material Definitive Agreement.

On July 16, 2024, upon entry into the Credit Agreement described in Item 1.01 above, the Borrower terminated its Existing Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above under “Financing Arrangements” is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this report:

Exhibit Number	Description

10.1	Credit Agreement, dated July 16, 2024, by and among American Homes 4 Rent, L.P., as Borrower, American Homes 4 Rent, as Parent, Wells Fargo Bank, National Association, as Agent, and the other lending institutions that are parties thereto, as Lenders.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
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*Exhibits and schedules to this agreement have been omitted and will be furnished supplementally upon request to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2024	AMERICAN HOMES 4 RENT

	By:	/s/ Sara H. Vogt-Lowell
		Name:	Sara H. Vogt-Lowell
		Title:	Chief Legal Officer and Secretary

AMERICAN HOMES 4 RENT, L.P.

	By:	American Homes 4 Rent, its General Partner

	By:	/s/ Sara H. Vogt-Lowell
		Name:	Sara H. Vogt-Lowell
		Title:	Chief Legal Officer and Secretary